[Letterhead of Oakridge Holdings, Inc.]



December 10, 1999

ROBERT C. HARVEY
CHAIRMAN OF THE BOARD
         AND
CHIEF EXECUTIVE OFFICER



Dear Shareholder:

You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Friday, January 28, 2000, at 1:00 p.m., local time, at the law firm of Oppenheimer Wolff & Donnelly LLP, Plaza VII, 45 South Seventh Street, Suite 3400, Minneapolis, Minnesota.

The following notice of meeting identifies each business item for your action. These items and the vote the Board of Directors recommends are:

            Item                             Recommended Vote

    1. Election of three Directors                  FOR

    2. Ratification of Stirtz Bernards
       Boyden Surdel and Larter, P.A.               FOR

We have also included a proxy statement that contains more information about these items and the meeting.

Your vote is important. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by voting by signing the accompanying proxy card and promptly returning it in the enclosed envelope.


/S/ Robert C. Harvey

Robert C. Harvey









                              OAKRIDGE HOLDINGS, INC
                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JANUARY 28, 2000


TO THE SHAREHOLDERS OF COMMON STOCK
OF OAKRIDGE HOLDINGS, INC.

         NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of Oakridge Holdings, Inc. (the "Company"), will be held on Friday, January 28, 2000, at 1:00 p.m., local time, at the law firm of Oppenheimer Wolff & Donnelly LLP, Plaza VII, 45 South Seventh Street, Suite 3400, Minneapolis, Minnesota. The purposes of the meeting are:

     1. To elect three persons to serve as directors of the Company until the next Annual Meeting of the Shareholders or until their respective successors shall be elected and qualified.

     2. To ratify the appointment of Stirtz Bernards Boyden Surdel & Larter, P.A. as the independent auditors of the Company for the fiscal year ending June 30, 2000, and

     3. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors set November 19, 1999, as the record date for the meeting. This means that shareholders of Company Common Stock at the close on that date are entitled to (1) receive notice of the meeting and (2) vote at the meeting and any adjournments or postponements of the meeting. We will make available a list of shareholders of the Company as of the close of business on November 19, 1999, for inspection during normal business hours from January 14 through January 27, 2000, at the offices of Stinar HG, Inc., 3255 Sibley Memorial Highway, Eagan, Minnesota. This list will also be available at the meeting.


         By Order of the Board of Directors

         /S/ Robert B. Gregor

         Robert B. Gregor
         Secretary

Apple Valley, Minnesota
December 10, 1999



TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THE PURPOSE. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                              OAKRIDGE HOLDINGS, INC.
                              4810 120TH Street West
                        Apple Valley, Minnesota  55124-8628


                                  PROXY STATEMENT
                        FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JANUARY 28, 2000

The Board of Directors of Oakridge Holdings, Inc. (the "Company") furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at the 1999 Annual Meeting of Shareholders of the Company. The meeting will be held on Friday January 28, 2000 at 1:00 p.m., local time, or at any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held at the law firm of Oppenheimer Wolff & Donnelly, Plaza VII, 45 South Seventh Street, Suite 3400, Minneapolis, MN. The proxies also may be voted any adjournments of postponements of the meeting.

A shareholder can revoke a proxy by any one of the following three actions: giving written notice to the Secretary of the Company, delivering a later dated proxy or voting in person at the meeting.

The mailing address of the principal executive office of the Company is located at 4810 120th Street West, Apple Valley, Minnesota 55124. The date of his Proxy Statement is first being mailed or given to shareholders is December 10, 1999.

All properly executed written proxies delivered pursuant to this solicitation (and not revoked later) will be voted at the meeting in accordance with the directions given in this proxy. Below is a list of the different votes shareholders may cast at the meeting pursuant to this solicitation.

     *In voting on the election of three directors to serve until the 2000 Annual Meeting of Shareholders, shareholders may vote in one of three ways:
          (1) in favor of all nominees,
          (2) withhold votes as to all nominees, or
          (3) withhold votes as to specific nominees.
     *The ratification of the appointment of Stirtz Bernards Boyden Surdel & Larter, P.A. as independent auditors, shareholders may vote in one of the three following ways:
          (1) in favor of the proposal,
          (2) against the proposal, or
          (3) Abstain from voting on the proposal.

Shareholders should specify their choice on each matter on the enclosed form of proxy. If no instructions given, proxies which are signed and returned will be voted FOR the election of all nominees, and FOR the proposal to ratify the appointment of Stirtz Bernards Boyden Surdel & Larter, P.A..

         Directors and all other proposals will require approval by a majority of the votes cast by the holders of the shares of Company Common Stock voting in person or by proxy at the meeting. Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Thus, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

Only holders of Common Stock of record at the close of business on November 19, 1999. are entitled to vote at the meeting or adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Company Common Stock held. On the record date 1,349,670 shares of the Company's Common Stock were issued and outstanding. The presence at the Annual Meeting, in person, or by proxy of the holders of twenty percent (20%) of the outstanding shares of Common Stock entitled to vote at the meeting is required for a quorum for the transaction of business. Holders of shares of Common Stock are not entitled to cumulate voting rights.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING AND FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED IN THIS PROXY STATEMENT.






                                  PROPOSAL NO. 1

                               ELECTION OF DIRECTORS


Board of Directors:

The By-laws of the Company provide that the Board of Directors (the "Board") will determine the number of directors. The Board has set its size at three. The Board has nominated the three individuals below to stand for election as directors of the Company at the Annual Meeting.

Should any of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may designate substitute nominees. If that occurs, the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of the substitute nominee or nominees.

Recommendation of the Board of Directors Concerning the Election of Directors

         The Board of Directors of the Company recommends a vote For Robert Gregor, Hugh McDaniel and Robert C. Harvey to hold office until the 2000 Annual Meeting of Shareholders. Proxies received by the Board of Directors will be voted FOR all of the nominees unless shareholders specify a contrary choice in their proxy.

Information about Nominees

The following information has been furnished to the Company, as of December 10, 1999, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

         Nominees                                                     Director
         for Election         Age       Principal Occupation          Since

         Robert C. Harvey     48        Chairman of the Board and     1992
                                        Chief Executive Officer of
                                        the Company's wholly
                                        owned subsidiary

         Robert B. Gregor     48        V.P. Sale and Marketing       1993
                                        of the Company's wholly
                                        owned subsidiary

         Hugh McDaniel        60        Real Estate Broker            1992


Other Information about Nominees

         Except as indicated below, there has been no change in the principal occupation or employment of the nominees during the past five years.

         Mr. Harvey has been the Chairman of the Board and Chief Executive Officer of the Company since November 1992, and Chairman and CEO/President of Oakridge Cemeteries and Stinar HG, Inc.

         Mr. Gregor has been V.P. of Marketing and Sales for Stinar H.G. Inc., since January 1, 1999. Prior to joining Stinar, had been Senior Account Executive at E.F. Johnson Company since 1993.

         Mr. McDaniel is retired Commander of the United States Naval Reserves and has been a residential real estate broker since 1973.


Information about the Board and its Committees

         The business and affairs of the Company are managed by the Board, which met one time in person and telephone during the fiscal year ended June 30, 1999. All of the directors attended both meetings of the Board. Currently, there are no audit, compensation or other committees of the Board.


Director Compensation

         Directors' Fees. Each non-employee director of the Company is paid a $500 annual retainer fee, plus $200 per meeting attended in person, and all out-of-pocket expenses incurred on behalf of the Company are reimbursed.

         Outside Director Nonqualified Stock Option Plan. The Company's Outside Directors Nonqualified Stock Option Plan (the "Plan"), approved by the Board on May 18, 1990, was adopted by the shareholders on June 21, 1991. Under the Plan, each non-employee director is eligible to receive an option to purchase 3,500 shares of Common Stock with an exercise price per share equal to the market price of the Common Stock on the date of the grant. These options are exercisable for a period of ten years from the grant date for active Board members or for a period of twelve months from the date of termination for former Board members. the Company has reserved a fixed number of 21,000 shares of Common Stock for issuance under the Plan. Messrs. Gregor and McDaniel each were granted an option to purchase 3,500 shares of Common Stock on February 20, 1993 with an exercise price of $.25 per share. Mr. Gregor exercised his option in full on July 27, 1994.


Principal Shareholders and Beneficial Ownership of Management

         The following table sets forth information regarding beneficial ownership of Company Common Stock by each director, two The address for all executive officers and directors of the Company is business address.

                               Number                                 Percent
Name                           of shares beneficially owned (1)(2)    of Class

Robert C. Harvey               406,329(3)                             25.2%

Robert B. Gregor               192,689(4)                             12.0%

Hugh McDaniel                    4,100(5)                               *

Marie Leshyn                     5,000                                  *

All directors and executive
Officers as a group            603,118                                37.8%
*Less than 1%


      (1) Unless otherwise noted, all shares shown are held by persons possessing sole voting and investment power with respect to such shares.

      (2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member or a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

      (3) Includes 50,572 shares, held by Mr. Harvey's wife and children, to which Mr. Harvey may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership. Includes options to purchase 40,000 shares of Common Stock that could be acquired upon exercise of an option and 110,000 shares that could be acquired upon conversion of the convertible subordinated debenture.

      (4) Includes 7,375 shares held by Mr. Gregor's wife and children, to which Mr. Gregor may be deemed to share voting an investment power, but as to which he disclaims beneficial ownership. Also 112,564 are held jointly by Mr. Gregor and his wife. Includes 50,000 shares that could be acquired upon conversion of the convertible subordinated debenture.

       (5) Includes 3,500 of the 4,100 share total listed in the table are shares that could be acquired upon exercise of options held by Mr. McDaniel.



Principal Shareholders

         Set forth in the table below is information as of December 10, 1999 with respect to persons known to the Company to be the beneficial owners of more than five percent of the Company's issued and outstanding stock:

                                      Number of Shares           Percent
         Name and Address             Beneficially Owned         of Class

         Jerry Kenline                217,500                    13.3%
         5535 Waterford Circle
         Shorewood, MN 55331

         Includes 65,000 held by Mr. Kenline's wife. Also, 75,000 of the of the 197,500 shares total listed in the table are shares that could be acquired upon conversion of the convertible subordinated debentures.


Executive Compensation and Other Benefits

Summary of Cash and Certain Other Compensation

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and each of the other two most highly compensated Executive Officers of the Company.

                            Summary Compensation Table

         Annual Compensation                              Long Term Compensation
                                                          Awards
Name and
Principal    Year                      Other Annual
Position             Salary   Bonus(2) Compensation(3)

Robert C.    1999    $90,000  $50000                      $65,000
Harvey       1998    $90,000   -                           -
             1997    $90,000   -                           -

Robert B.    1999    $45,000   -                          $14,167
Gregor       1998     -        -                           -
Secretary/   1997     -        -                           -
Vice-pres

Marie Leshyn 1999    $79,310  $25,069   $9,200            $14,167
CEO of       1998    $77,000  $19,377   $5,000
Cemetery     1997    $76,000  $25,673


      (1) Mr. Harvey was appointed by the Board as Chief Executive Officer on November 16, 1992.

      (2) Bonus per employment contract or approved by Board of Directors.

      (3) Medical Insurance


Option Grants and Exercises

         The following table summarizes option grants during the last three fiscal years to or by the executive officers named in the Summary Compensation Table above.

                         Option Grants in Last Fiscal Year
                                 Individual Grants

                            Options Granted                 Options Exercised

Name             Year   Average Number  Per Share       Number      Net Value
                        of Shares       Exercise Price  of Shares

Robert C Harvey  1999   -                               40,000      $65,000
                 1998   40000           $.38            -            -
                 1997   -                               -            -


(1) These options were granted to Mr. Harvey pursuant to his employment contract on July 1, 1993. See "Executive Compensation and Other benefits - Harvey Employment agreement."


Harvey Employment Agreement

The Company has an employment contract with Mr. Harvey, the Chairman of the Board and Chief Executive Officer of the Company. Under the agreement, Mr. Harvey is to receive annual compensation of $90,000 and a bonus equal to 10% of the Company's net income over $300,000 and 15% of the Company's net income over $500,000. Under this agreement, Mr. Harvey will receive options to purchase an additional 10,000 shares at $.25 per share for each $100,00 of net income the Company achieves over $300,000 and options to purchase 40,000 shares at $.25 per share based on the performance of the Company's stock in the public market. In September 1998, the Company granted this option for 40,000 shares.

                   Chart showing Closing Market Price Per Share
                               1993         $ .09
                               1994         $ .50
                               1995         $ .43
                               1996         $ .98
                               1997         $ .64
                               1998         $2.25
                               1999         $3.15


As of December 10, 1999, no new employment agreement has been formalized.


                                  PROPOSAL NO. 2

                CONFIRMATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Stirtz Bernard Boyden Surdel & Larter, P.A. independent auditors, to audit the financial statements of the Company for the year ending June 30, 2000 and recommends that the shareholders vote for confirmation of such selection. Confirmation will require the affirmative vote by holders of a majority of shares present in person or represented by proxy, and entitled to vote on the matter.

Representatives of Stirtz Bernard Boyden Surdel & Larter, P.A. are expected to be present at the Annual Meeting with opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file. To the company's knowledge, based upon a review of the copies of such reports furnished to the Company during the year ended June 30, 1999 and written representations by such persons, none of the directors, officers and beneficial owners of greater than 10% of the Company's Common Stock failed to file on a timely basis the forms required by Section 16(a) of the Exchange Act.


                   SHAREHOLDER PROPOSAL FOR 2000 ANNUAL MEETING

The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's annual meeting for the fiscal year ending June 30, 2000 is expected to be held on or about January 23, 2001, and proxy materials in connection with that meeting are expected to be mailed on or about December 15, 2000. Except as indicated below, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or about July 30, 2000.


                                   OTHER MATTERS

The management of the Company knows of no matter other than the foregoing to be brought before the Annual meeting. However, if any other matters should properly come before the Annual Meeting the persons named in the enclosed proxy card will have a discretionary authority to vote on the proposal.

Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item on business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. a shareholder who submits votes by proxy ( including, in the case of shares held in street name, votes directly by brokers at their discretion on certain non-controversial matters) but does not vote on a specific item of business is not considered to be present and entitled to vote with respect to such items of business. On the other hand, a shareholder who specifically abstains with respect to an item of business but otherwise gives a proxy authority to vote on the shareholder's behalf will be counted as being present and entitled to vote on such item even though the proxy may not be vote item on the shareholder's behalf.


                                   MISCELLANEOUS

THE ANNUAL REPORT OF THE COMPANY FOR THE YEAR ENDED JUNE 30, 1999 IS ENCLOSED HEREWITH. SHAREHOLDERS MAY RECEIVE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO: CORPORATE SECRETARY, OAKRIDGE HOLDINGS, INC., 120TH STREET WEST, APPLE VALLEY, MINNESOTA 55124-8828.




         By Order of the Board of Directors

         /S/ Robert B. Gregor

         Robert Gregor
         Secretary

December 10, 1999